As filed with the Securities and Exchange Commission on April 19, 2002
                 Registration Statement No. 333-________________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                   CBCom, INC.
             (Exact name of Registrant as specified in its Charter)

            DELAWARE                                      95-4635025
--------------------------------           ------------------------------------
 (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization

   16830 Ventura Boulevard, Suite 211
              Encino, CA                                     91436
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)

                              --------------------
                                   CBCom, INC.
                         1998 EMPLOYEE STOCK OPTION PLAN
                              CONSULTANT AGREEMENT
                            (Full title of the plan)
                              --------------------
                                Charles A. Lesser
                       16830 Ventura Boulevard, Suite 211
                                Encino, CA 91436
                                 (818) 461-8000
            (Name, address and telephone number of agent for service)
                              --------------------
                         CALCULATION OF REGISTRATION FEE

  Title of Each     Amount     Proposed        Proposed     Amount
    Class of        to be       Maximum        Maximum        of
Securities to be  Registered Offering Price   Aggregate  Registration
   Registered        (1)      Per Share(2)   Offering(2)     Fee
----------------  ---------- --------------- ----------- ------------
  Common Stock    3,000,000      $.51         1,530,000    $140.76

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(1) Pursuant to Rule 416, shares issuable as a result of any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457(c) and 457(h)(1), the offering price and registration fee are computed on the basis of the average of the high and low price of the common stock on the OTC Electronic Bulletin Board on April 15, 2002.

                                EXPLANATORY NOTE

In addition to 2,500,000 shares being registered for the Registrant's 1998 Employee Stock Option Plan, this Registration Statement relates to the registration of 500,000 shares of the Company's Common Stock for the Registrant's Stock Compensation Plan for Consultants. No shares will be issued to any consultant who is associated, either directly or indirectly, in any transaction relating to capital raising.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    PLAN INFORMATION

           Plan Information omitted as permitted.

Item 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

           Not Applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Securities and Exchange Commission:

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

         (2) The description of the Company's Common Stock contained in the Registration Statement on Form 10-SB filed by the Company with the Securities and Exchange Commission on December 11, 2000, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 144 of the Delaware General Corporation Law provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The Company has also entered into separate indemnification agreements with each of its directors and officers which also provide for such indemnification. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. The Company has also purchased directors and officers liability insurance.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.           EXHIBITS.

         The  following  documents  are filed as exhibits  to this  Registration
Statement:

         4.2      Stock Compensation Plan for Consultants

         5.1      Opinion of William B. Barnett, Esq.

         23.1     Consent of Vasquez & Company, LLP

         23.2 Consent of William B. Barnett, Esq. (included in the opinion filed herewith as Exhibit 5.1)

Item 9.           UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or charged material information on the plan of distribution;

                  (2) For determining liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof; and

                  (3)      File  a  post-effective   amendment  to  remove  from
                           registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles and State of California on April 18, 2002.

                                   CBCOM, INC.


                                         By:  /s/ Charles A. Lesser
                                            ----------------------------------
                                            Charles A. Lesser
                                            Chief Financial Officer



DATE              SIGNATURE                 TITLE


April 18, 2002    /s/ Chian Yi (Max) Sun    Chairman of the Board and President
                  ----------------------
                      Chian Yi (Max) Sun


April 18, 2002    /s/ Charles A. Lesser     Secretary, Chief Financial  Officer,
                  ----------------------    and Director
                      Charles A. Lesser


April 18, 2002    /s/ Gordon Xia Gao        Director and General Manager,  CBCom
                  ----------------------    China
                      Gordon Xia Gao

                                INDEX TO EXHIBITS

         Exhibit
         Number     Exhibit
         -------    -------

         4.1        Stock Compensation Plan for Consultants

         5.1        Opinion of William B. Barnett, Esq.

         23.1       Consent of Vasquez & Company, LLP

         23.2 Consent of William B. Barnett, Esq. (included in the opinion filed herewith as Exhibit 5.1)